                                AMENDMENT No. 3

                            dated as of May 27, 1997

                                       to

                     AMENDED AND RESTATED CREDIT AGREEMENT

                          dated as of November 4, 1994

                                     among

                        NAVISTAR FINANCIAL CORPORATION,

                            THE BANKS PARTY THERETO,

                        THE CO-ARRANGERS LISTED THEREIN

                                      and

                         MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK
                            as Administrative Agent

                               TABLE OF CONTENTS

                                 -------------


                                                                                  Page
                                                                                  ----
Section 1.   Defined Terms; References............................................  1
Section 2.   Definitions..........................................................  2
Section 3.   Representations......................................................  4
Section 4.   Exclusion of Navistar Transportation and Mexican Finance
             Affiliates from Certain Covenants....................................  8
Section 5.   Exclusion of Navistar Transportation and Mexican Finance
             Affiliates from Certain Events of....................................  8
Section 6.   Sales of Mexican Receivables.........................................  9
Section 7.   Conforming Change in Negative Pledge Covenant........................  9
Section 8.   Intercompany Agreements..............................................  9
Section 9.   Additional Transactions with Affiliates Permitted.................... 12
Section 10.  Monthly Asset Base Calculation....................................... 13
Section 11.  Events of Default.................................................... 13
Section 12.  Deletion of Obsolete Provision....................................... 14
Section 13.  Amendment of Schedule 2.............................................. 14
Section 14.  Amendment of Quarterly Compliance Certificate........................ 14
Section 15.  Conditions to Effectiveness.......................................... 14
Section 16.  Conditions to Including the NITC Asset Base in the Asset Base........ 15
Section 17.  Conditions to Including Mexican Loan Values in Mexican Asset
             Base................................................................. 16
Section 18.  Additional Exhibits.................................................. 17
Section 19.  Governing Law........................................................ 17
Section 20.  Counterparts......................................................... 17

                                E X H I B I T S

Schedule 2   - Asset Base Calculation

Exhibit A    - Form of Opinion of General Counsel of Navistar Financial on
               Amendment No. 3 Effective Date
Exhibit B    - Form of Opinion of General Counsel of Navistar Financial on NITC
               Inclusion Date
Exhibit C    - Form of Opinion of General Counsel of Navistar Transportation on
               NITC Inclusion Date
Exhibit D    - Form of Opinion of Kirkland & Ellis on NITC Inclusion Date
Exhibit E    - Form of Opinion of Counsel for Mexican Finance Affiliates
Exhibit F    - Form of Opinion of Special Mexican Counsel
Exhibit V    - Form of Mexican Credit Agreement
Exhibit W    - Forms of Mexican Security Documents
Exhibit X    - Form of NITC Revolving Note
Exhibit Y    - Form of NITC Security Agreement

                                AMENDMENT NO. 3

     AMENDMENT NO. 3 dated as of May 27, 1997 (this "Amendment") to the AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 4, 1994, as heretofore amended (the "Credit Agreement"), among NAVISTAR FINANCIAL CORPORATION ("Navistar Financial"), the BANKS party thereto (the "Banks"), the CO-ARRANGERS listed therein and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent (the "Administrative Agent").

                             W I T N E S S E T H :

     WHEREAS, the parties hereto desire to amend the Credit Agreement to:

      (i) permit Navistar Financial to make secured loans to Navistar Transportation, not to exceed $100,000,000 in aggregate principal amount at any time outstanding, which loans are to be secured by Navistar Transportation's U.S. service parts, new truck inventories, used truck inventories, raw materials and work-in-process;

     (ii) permit Navistar Financial to make loans denominated in U.S. Dollars to one or more Mexican Finance Affiliates, which loans are to be secured as described in the forms of Mexican Credit Agreement and Mexican Security Documents attached as Exhibits V and W hereto;

    (iii) modify the definition of "Asset Base" to include credit (up to $100,000,000) for such loans to Navistar Transportation and credit (up to $50,000,000) for such loans to Mexican Finance Affiliates;

     (iv) modify certain advance rates contained in the current Asset Base calculation; and

      (v) change certain other provisions of the Credit Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

     Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the Amendment No. 3 Effective Date (as defined in Section 15 below) refer to the Credit Agreement as amended hereby.

     Section 2. Definitions. (a) The following new definitions are added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

          "Amendment No. 3" means Amendment No. 3 dated as of May 27, 1997 to this Agreement.

          "Investments in Leases" has the meaning specified in Schedule 2 hereto.

          "Mexican Collateral Value" has the meaning specified in Schedule 2 hereto.

          "Mexican Credit Agreement" has the meaning specified in Schedule 2 hereto.

          "Mexican Finance Affiliate" means any Subsidiary of Navistar International that is (i) incorporated under the laws of Mexico, (ii) principally engaged in the business of financing the selling, distributing, owning, operating, leasing or servicing of trucks, buses, trailers or related parts and equipment and (iii) wholly owned by Navistar International; provided that up to 49% of the capital stock of such Subsidiary may be owned by one or more other Persons if required by Mexican law or if Navistar Financial determines that such ownership is in its best interest and consents thereto and does not receive a written objection to such ownership from the Required Banks within 60 days after Navistar Financial notifies the Banks that it proposes to consent to such ownership.

          "Mexican Finance Affiliate Counsel" means Franck Galicia DuClaud y Robles, S.C., counsel to the Mexican Finance Affiliates, or any other Mexican counsel designated by them as their counsel and reasonably satisfactory to the Administrative Agent.

          "Mexican Loan Amount" has the meaning specified in Schedule 2 hereto.

          "Mexican Loan Value" has the meaning specified in Schedule 2 hereto.

          "Mexican Receivables" means Mexican Retail Receivables and Mexican Wholesale Receivables.

          "Mexican Retail Receivables" means, as the context may require, either
     (i) all assets of a Mexican Finance Affiliate that would qualify as Retail Receivables if such Mexican Finance Affiliate were a subsidiary of Navistar Financial or (ii) the aggregate Unpaid Balances thereof.

          "Mexican Security Documents" has the meaning specified in Schedule 2 hereto.

          "Mexican Wholesale Receivables" means, as the context may require, either (i) all assets of a Mexican Finance Affiliate that would qualify as Wholesale Receivables if such Mexican Finance Affiliate were a Subsidiary of Navistar Financial or (ii) the aggregate Unpaid Balances thereof.

          "NITC Collateral Value" has the meaning specified in Schedule 2 hereto.

          "NITC Revolving Loan Amount" has the meaning specified in Schedule 2 hereto.

          "NITC Revolving Note" means a promissory note of Navistar Transportation, substantially in the form of Exhibit X hereto, evidencing its obligation to repay secured loans made to it by Navistar Financial thereunder, as such promissory note may be amended from time to time as permitted by Section 6.18.

          "NITC Security Agreement" means a security agreement between Navistar Transportation and Navistar Financial, substantially in the form of Exhibit Y hereto, securing the obligations of Navistar Transportation under the NITC Revolving Note, as such agreement may be amended or supplemented from time to time as permitted by Section 6.18.

          "Special Mexican Counsel" means Ritch, Heather y Mueller, S.C., special Mexican counsel to the Administrative Agent, or any other Mexican counsel designated by the Administrative Agent (with the approval of the Required Banks) to act as its special Mexican counsel in connection with this Agreement.

          "Subsidiary Credit Party" means a Credit Party that is a Subsidiary of Navistar Financial.

     (b) The following definitions in Section 1.01 of the Credit Agreement (including the definition of "Credit Party") are amended to read as follows:

          "Collateral" means (i) the "Collateral" as defined in the NFC Security Agreement, (ii) the collateral on which a Lien is granted to Navistar Financial under each Intercompany Security Agreement, (iii) the collateral on which a Lien is granted to Navistar Financial under the NITC Security Agreement and (iv) the collateral on which a Lien is granted to Navistar Financial (or to a Qualified Mexican Trust Institution acting on its behalf) under each Mexican Security Document, or (v) any portion of the foregoing.

          "Credit Documents" means, collectively, this Agreement, the Notes, the

     Security Documents, the NITC Revolving Note (after it has been signed and delivered to Navistar Financial) and each Mexican Credit Agreement (after it has been signed and delivered to Navistar Financial).

          "Credit Parties" means (i) Navistar Financial, Navistar Transportation, Harco Leasing, Navistar Leasing, Harco Insurance, NFSC, NFRRC and TRIP, (ii) each other Subsidiary of Navistar Financial referred to in Section 6.14(a)(i) or 6.20(c), and (iii) each Mexican Finance Affiliate; provided that (x) no Subsidiary referred to in Section 6.14(a)(i) or 6.20(c) and no Mexican Finance Affiliate shall become a Credit Party until the Collateral Trustee has been granted a Lien on the intercompany obligations owed by it to Navistar Financial and (y) no Mexican Finance Affiliate shall continue to be a Credit Party after Navistar Financial has notified the Administrative Agent that it elects not to comply with the provisions of Section 6.14(c) or 6.18(e) with respect to such Mexican Finance Affiliate.

          "Security Documents" means, collectively, the NFC Security Agreement, each Intercompany Security Agreement, the NITC Security Agreement and each Mexican Security Document; provided that none of the Intercompany Security Agreements, the NITC Security Agreement and the Mexican Security Documents shall be a "Security Document" until the Collateral Trustee has been granted a Lien on the obligations owing to Navistar Financial that are secured thereby.

     (c) The last sentence of the definition of "Consolidated Tangible Net Worth" in Section 1.01 of the Credit Agreement is amended to read as follows:

     For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholder's equity) of (A) all Investments in Subsidiaries of Navistar Financial other than Consolidated Subsidiaries, (B) all Investments in Harco Insurance to the extent that the aggregate carrying value thereof on Navistar Financial's books exceeds $57,000,000, (C) all loans to the Mexican Finance Affiliates permitted by Section 6.19(c)(i)(E) and (D) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items.

     Section 3. Representations. Sections 5.01, 5.02, 5.03, 5.04 and 5.07 of the Credit Agreement are amended to read as follows, respectively:

          SECTION 5.01. Corporate Existence and Power. Navistar Financial (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (ii) has all corporate powers and all material government licenses, authorizations, consents and approvals required to carry on its business as now conducted, (iii) is duly qualified to do business as a foreign corporation and is in good standing in all states of the United States (except Delaware and Hawaii) and in the District of Columbia and (iv) has the corporate power to execute and deliver each Credit Document to which it is a party and the Master Intercompany Agreement, and to perform its obligations under each Credit Document to which it is a party and the Master Intercompany Agreement. Each Subsidiary Credit Party (i) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has all corporate powers and all material government licenses, authorizations, consents and approvals required to carry on its business as now conducted, and (iii) has the corporate power to execute and deliver, and to perform its obligations under, the Intercompany Security Agreement and each Credit Document to which it is a party. On the date that each Mexican Finance Affiliate becomes a Credit Party (and on each date thereafter that Navistar Financial certifies that this representation is true), such Mexican Finance Affiliate will (i) be a corporation duly incorporated and validly existing under the laws of Mexico, (ii) have all corporate powers and all material government licenses, authorizations, consents and approvals required to carry on its business as then conducted and (iii) have the corporate power to execute and deliver, and to perform its obligations under, the Mexican Credit Agreement and Mexican Security Documents to which it is a party. Each Credit Party (except the Mexican Finance Affiliates) has the corporate power to execute and deliver, and to perform its obligations under, the Tax Allocation Agreement. Navistar Transportation (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and (ii) has the corporate power to execute and deliver, and to perform its obligations under, the Master Intercompany Agreement, the Amended Parents' Side Agreement, the Tax Allocation Agreement, the NITC Revolving Note and the NITC Security Agreement. Navistar International (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and (ii) has the corporate power to execute and deliver, and to perform its obligations under, the Amended Parents' Side Agreement.

          SECTION 5.02. Corporate Authorization; No Contravention. The execution, delivery and performance (i) by each Credit Party of each Credit Document and each Intercompany Security Amendment to which it is a party,
     (ii) by each Credit Party (except the Mexican Finance Affiliates) of the Tax Allocation Agreement, (iii) by Navistar Financial of the Master Intercompany Agreement, (iv) by Navistar Transportation of the Master Intercompany Agreement, the Amended Parents' Side Agreement and the

     Tax Allocation Agreement and (v) by Navistar International of the Amended Parents' Side Agreement, have been duly authorized by all necessary corporate action and do not and will not (x) violate any provision of applicable law or regulation or of the certificate or articles of incorporation or by-laws of any Credit Party or Navistar International or of any judgment, order, writ, injunction or decree of any court or governmental authority, (y) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or require any waiver or consent under, any preferred stock provision, indenture, loan agreement or other agreement or instrument to which any Credit Party or Navistar International is a party or by which any Credit Party or Navistar International is bound or (z) result in the creation or imposition of any Lien on, or any other claim or interest of any other Person in, any asset of any Credit Party or Navistar International other than the Liens created under the Security Documents.

          SECTION 5.03. Binding Effect. Each of the Credit Documents has been duly executed and delivered by each of the Credit Parties party thereto and constitutes a legal, valid, binding and enforceable agreement of such Credit Party; the Notes have been duly executed and delivered by Navistar Financial and constitute legal, valid, binding and enforceable obligations of Navistar Financial; the NFC Security Agreement constitutes a legal, valid, binding and enforceable agreement of Navistar Financial; the Master Intercompany Agreement has been duly executed and delivered by each of Navistar Financial and Navistar Transportation and the Master Intercompany Agreement constitutes a legal, valid, binding and enforceable agreement of each of Navistar Financial and Navistar Transportation; the Amended Parents' Side Agreement has been duly executed and delivered by each of Navistar Transportation and Navistar International and the Amended Parents' Side Agreement constitutes a legal, valid, binding and enforceable agreement of each of Navistar Transportation and Navistar International; the Tax Allocation Agreement has been duly executed and delivered by each of the Credit Parties (except the Mexican Finance Affiliates) and constitutes a legal, valid, binding and enforceable agreement of each of such Credit Parties; in each case subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity; provided that certain remedial provisions of the Security Documents may be limited by applicable law, although such limitations do not make the remedies provided for therein (taken as a whole) inadequate for the practical realization of the benefits intended to be afforded thereby.

          SECTION 5.04. Financial Information. (a) The statement of consolidated financial condition of Navistar Financial and its Consolidated

     Subsidiaries as of October 31, 1996 and the related statements of consolidated income and retained earnings and consolidated cash flow for the Fiscal Year then ended, together with the notes thereto, included in Navistar Financial's 1996 Annual Report and reported on by Deloitte & Touche LLP, present fairly the consolidated financial position of Navistar Financial and its Consolidated Subsidiaries at October 31, 1996 and their consolidated results of operations and cash flow for the Fiscal Year then ended, in conformity with generally accepted accounting principles.

          (b) The unaudited statement of consolidated financial condition of Navistar Financial and its Consolidated Subsidiaries as of January 31, 1997 and the related statements of consolidated income and retained earnings and consolidated cash flow for the Fiscal Quarter then ended, set forth in Navistar Financial's quarterly report for the Fiscal Quarter ended January 31, 1997, as filed with the Securities and Exchange Commission on Form 10-Q, fairly present, on a basis consistent with the audited financial statements referred to in subsection (a) of this Section, the consolidated financial position of Navistar Financial and its Consolidated Subsidiaries as of January 31, 1997 and their consolidated results of operations and cash flows for the Fiscal Quarter then ended (subject to normal year-end adjustments).

          (c) [intentionally omitted]

          (d) There has been no material adverse change in the business, consolidated financial position or consolidated results of operations of Navistar Financial and its Consolidated Subsidiaries since January 31, 1997.

          SECTION 5.07. Governmental Regulation. No consent, approval, authorization, permit or license from, and no filing or registration with, any federal, state or local regulatory authority is required in connection with the execution, delivery and performance by any Credit Party of any Credit Document or Intercompany Security Amendment to which it is a party, by any Credit Party (except the Mexican Finance Affiliates) of the Tax Allocation Agreement, by Navistar Financial of the Master Intercompany Agreement, by Navistar Transportation of the Master Intercompany Agreement, the Amended Parents' Side Agreement or the Tax Allocation Agreement or by Navistar International of the Amended Parents' Side Agreement, except (i) such as have been duly obtained or effected, (ii) the filing of financing statements and any other action required from time to time to perfect the security interests of the Collateral Trustee under the NFC Security Agreement and the security interests of Navistar Financial under the Intercompany Security Agreements, the NITC Security Agreement and the Mexican Security Documents, (iii) routine renewals of existing licenses and permits of Navistar Financial and its Subsidiaries in the ordinary course of business and (iv) such filings as may be required under federal and state securities laws for purposes of disclosure.

     Section 4. Exclusion of Navistar Transportation and Mexican Finance Affiliates from Certain Covenants. The term "Subsidiary Credit Party" is substituted for the words "other Credit Party" wherever such words appear in Sections 6.03, 6.06 and 6.17(b) of the Credit Agreement.

     Section 5. Exclusion of Navistar Transportation and Mexican Finance Affiliates from Certain Events of Default. Clauses (f), (g), (l) and (m) of
Section 7.01 of the Credit Agreement are amended to read as follows, respectively:

          (f) Navistar Financial shall fail to comply with any of its covenants or obligations under the NFC Security Agreement (other than those covered by clause (b) above) or any Subsidiary Credit Party shall fail to comply with any of its covenants or obligations under any Credit Document to which it is a party (other than those covered by clause (b) above), in each case within 30 days after notice of such failure has been given to Navistar Financial by the Administrative Agent at the request of any Bank;

          (g) any representation or statement of fact made or deemed made by Navistar Financial or any Subsidiary Credit Party in any Credit Document, or any certificate or other document delivered by Navistar Financial or any Subsidiary Credit Party pursuant to any Credit Document, shall prove to have been incorrect in any material respect when made or deemed made and, if the consequences of such representation or statement being incorrect shall be susceptible of remedy in all material respects, such consequences shall not be remedied in all material respects within 30 days after Navistar Financial or such Subsidiary Credit Party, as the case may be, first becomes aware or is advised that such representation or statement was incorrect in a material respect;

          (l) Navistar Financial, any Subsidiary Credit Party, Navistar Transportation or Navistar International shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee (other than the Collateral Trustee), or liquidator of itself or of all or any substantial part of its property, (ii) admit in writing its inability to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors or (iv) commence a voluntary case under the Bankruptcy Code or file a petition or make any other application seeking to take advantage of any other law relating to bankruptcy, insolvency, liquidation, reorganization, dissolution, winding up or composition or readjustment of debts, or acquiesce in writing to, or fail to controvert in a timely manner, or consent to, any such relief in an involuntary case or other proceeding commenced against it;

          (m) a case or other proceeding shall be commenced, without the application or consent of Navistar Financial, any Subsidiary Credit Party, Navistar Transportation or Navistar International under any law relating to bankruptcy, insolvency, liquidation, reorganization, dissolution, winding up or composition or readjustment of debts, in any court of competent jurisdiction, seeking the liquidation, reorganization, dissolution, winding up, or composition or readjustment of debts of Navistar Financial, any Subsidiary Credit Party, Navistar Transportation or Navistar International, the appointment of a trustee, receiver, custodian, liquidator or the like of Navistar Financial, any Subsidiary Credit Party, Navistar Transportation or Navistar International or of all or any substantial part of the assets of Navistar Financial, any Subsidiary Credit Party, Navistar Transportation or Navistar International or any similar action with respect to Navistar Financial, any Subsidiary Credit Party, Navistar Transportation or Navistar International, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of Navistar Financial, any Subsidiary Credit Party, Navistar Transportation or Navistar International shall be entered in an involuntary case under the Bankruptcy Code; or an analogous order in respect of Navistar Financial, any Subsidiary Credit Party, Navistar Transportation or Navistar International shall be entered in any similar state law proceeding;

     Section 6. Sales of Mexican Receivables. Section 6.14 of the Credit Agreement is amended by adding the following new subsection (c) at the end of such Section:

          (c) If at any time the Administrative Agent notifies Navistar Financial that, in the opinion of the Required Banks, the cumulative effect of sales of Mexican Retail Receivables by any Mexican Finance Affiliate has been to cause the average quality of the outstanding Mexican Retail Receivables retained by such Mexican Finance Affiliate to be materially inferior to the average quality of the outstanding Mexican Retail Receivables sold by such Mexican Finance Affiliate, thereafter such Mexican Finance Affiliate will not sell or otherwise transfer any Mexican Retail Receivables to any Person without the consent of the Required Banks; provided that Navistar Financial may at any time, by notice to Administrative Agent, elect not to comply with the provisions of this subsection (c) with respect to any Mexican Finance Affiliate, in which event the Mexican Loan Value of such Mexican Finance Affiliate shall thereafter be zero.

     Section 7. Conforming Change in Negative Pledge Covenant. Clause (y) of the proviso at the end of the first sentence of Section 6.16(a) of the Credit Agreement is amended to read as follows:

     (y) Navistar Financial shall comply with Section 2.06 of the NFC Security Agreement with respect thereto, or in the case of any other Credit Party (except Harco Insurance and Navistar Transportation), the relevant Security Document shall contain provisions comparable to such Section 2.06 and such Credit Party shall have complied with such provisions.

     Section 8.  Intercompany Agreements.   Section 6.18 of the Credit Agreement
is amended by adding the following new subsections (d) and (e) at the end of such Section:

          (d)  Navistar Financial will:

               (i) enforce the NITC Revolving Note and NITC Security Agreement against Navistar Transportation in accordance with their respective terms and take all action that from time to time may be necessary to create or perfect, or that the Collateral Trustee may reasonably request, in order to create, preserve, perfect, confirm or validate, Navistar Financial's Lien under the NITC Security Agreement, or to collect, receive, appropriate and realize upon any or all of the Collateral subject thereto;

               (ii) not cancel or terminate, or permit the cancellation or termination of, the NITC Revolving Note or NITC Security Agreement without the consent of the Supermajority Banks unless, at the time of such cancellation or termination, no principal or accrued interest is outstanding under the NITC Revolving Note;

               (iii) not make any loans to Navistar Transportation pursuant to
     Section 6.19(c)(i)(B) at any time after the NITC Revolving Note or NITC Security Agreement has been cancelled or terminated or at any time when a "Default" or "Event of Default" (as such terms are defined in the NITC Revolving Note) shall have occurred and be continuing;

               (iv) not agree to any amendment, waiver or modification of any provision of the NITC Revolving Note or NITC Security Agreement if there is a reasonable possibility that such amendment, waiver or modification would have the effect of (1) reducing the amount owed by Navistar Transportation to Navistar Financial under the NITC Revolving Note (except that the interest rate payable thereunder may be adjusted from time to time as provided therein), (2) postponing the date that any payment would otherwise be payable to Navistar Financial thereunder, (3) subordinating Navistar Financial's right to payment thereunder to the rights of any other creditor or (4) changing the transactions contemplated thereunder in a manner that would make the NITC Revolving Note less valuable to the Banks as Collateral, in each case without the consent of the

     Required Banks or, if any such amendment, modification or waiver has the effect of reducing the amount owed by Navistar Transportation to Navistar Financial under the NITC Revolving Note or permitting any release, substitution or sharing of any Collateral subject to the Lien of the NITC Security Agreement, without the consent of the Supermajority Banks; and

               (v) deliver to the Administrative Agent and the Collateral Trustee, promptly upon receipt thereof, a copy of each certificate, notice, financing statement (including any continuation statement), instruction or other document received or delivered by it in connection with the NITC Revolving Note or the NITC Security Agreement.

          (e)  Navistar Financial will:

               (i) enforce each Mexican Credit Agreement and Mexican Security Document against the Mexican Finance Affiliate that is a party thereto in accordance with its terms and take all action that from time to time may be necessary to create or perfect, or that the Collateral Trustee may reasonably request, in order to create, preserve, perfect, confirm or validate, the Liens created under each Mexican Security Document, or to collect, receive, appropriate and realize upon any or all of the Collateral subject thereto;

               (ii) not cancel or terminate, or permit the cancellation or termination of, any Mexican Credit Agreement without the consent of the Supermajority Banks;

               (iii) not agree to any amendment, waiver or modification of any provision of any Mexican Credit Agreement if there is a reasonable possibility that such amendment, waiver or modification would have the effect of (1) reducing the amount owed by any Mexican Finance Affiliate to Navistar Financial under its Mexican Credit Agreement (except that the interest rate payable thereunder may be adjusted from time to time as provided therein), (2) postponing the date that any payment would otherwise be payable to Navistar Financial thereunder, (3) subordinating Navistar Financial's right to payment thereunder to the rights of any other creditor or (4) changing the transactions contemplated thereunder in a manner that would make the obligations of the relevant Mexican Finance Affiliate under its Mexican Credit Agreement less valuable to the Banks as Collateral, in each case without the consent of the Required Banks or, if any such amendment, modification or waiver has the effect of reducing the amount owed by any Mexican Finance Affiliate to Navistar Financial under its Mexican Credit Agreement, without the consent of the

          Supermajority Banks;

               (iv) not cancel or terminate, or permit the cancellation or termination of, any Mexican Security Document without the consent of the Supermajority Banks, unless such Mexican Security Document is replaced by one or more other Mexican Security Documents and the conditions specified in Section 17 of Amendment No. 3 shall have been satisfied with respect to such other Mexican Security Documents;

               (v) not permit any release, substitution or sharing of any Collateral subject to the Lien of any Mexican Security Document except
          (A) as expressly provided therein, (B) as expressly permitted by the related Mexican Credit Agreement or (C) with the consent of the Supermajority Banks; and

               (vi) deliver to the Administrative Agent and the Collateral Trustee, promptly upon receipt thereof, a copy of each Mexican Credit Agreement and Mexican Security Document and any amendments thereto;

     provided that Navistar Financial may at any time, by notice to Administrative Agent, elect not to comply with the provisions of this subsection (e) with respect to any Mexican Finance Affiliate, in which event the Mexican Loan Value of such Mexican Finance Affiliate shall thereafter be zero.

     Section 9. Additional Transactions with Affiliates Permitted. (a) Section 6.19(c)(i) of the Credit Agreement is amended by deleting clauses (B) and (C) and adding the following five new clauses after clause (A):

          (B) loans to Navistar Transportation which are evidenced by the NITC Revolving Note and are secured by perfected first priority security interests in Navistar Transportation's U.S. service parts, new truck inventories, used truck inventories, raw materials and work-in-process, provided that, immediately after each such loan is made, (v) the NITC Revolving Loan Amount does not exceed the NITC Collateral Value, (w) no Default shall have occurred and be continuing or would result therefrom,
     (x) no "Event of Default" (as such term is defined in the NITC Revolving
     Note) shall have occurred and be continuing, (y) no Unpaid NITC Amount remains unpaid and (z) the outstanding NITC Revolving Loan Amount does not exceed $100,000,000;

          (C) loans denominated in U.S. Dollars to any Mexican Finance Affiliate which (i) are made solely for the purpose of enabling it to finance its Mexican Receivables and Investments in Leases, (ii) are secured substantially as described in the forms of Mexican Credit Agreement and applicable Mexican Security

     Documents attached as Exhibits V and W hereto and (iii) are outstanding in an aggregate principal amount that does not exceed the "Borrower's Current Asset Base" (as defined in its Mexican Credit Agreement); provided that, immediately after each such loan is made, (x) no Default shall have occurred and be continuing or would result therefrom and (y) no "Event of Default" (as such term is defined in its Mexican Credit Agreement) shall have occurred and be continuing;

          (D) loans or advances to Navistar Transportation or Navistar International (excluding secured loans to Navistar Transportation permitted by clause (B) above), provided that, immediately after each such loan or advance is made, (x) no Default shall have occurred and be continuing or would result therefrom, (y) no Unpaid NITC Amount remains unpaid and (z) the aggregate outstanding principal amount of all such loans and advances (excluding secured loans to Navistar Transportation permitted by clause (B) above) does not exceed $10,000,000;

          (E) loans denominated in U.S. Dollars to any Mexican Finance Affiliate which are made solely for the purpose of enabling it to finance its Mexican Receivables and Investments in Leases, to the extent that such loans are not permitted by clause (C) above; provided that, immediately after each such loan is made (and after treating such loans as Intangible Assets for purposes of the definition of "Consolidated Tangible Net Worth" in Section 1.01), Navistar Financial is not in default under its covenant in Section 6.12; and

          (F) acquisitions of Receivables by Navistar Financial in the ordinary course of business pursuant to the Master Intercompany Agreement;

     Section 10. Monthly Asset Base Calculation. Clause (ii) of Section 6.01(h) is amended to read as follows:

     (ii) a certificate of a Senior Officer setting forth in reasonable detail the calculations required to establish whether Navistar Financial was in compliance with the requirements of Section 6.10 at the end of such month (it being understood that such Senior Officer may attach to such certificate, and rely on, (A) a certificate of a responsible officer of NITC setting forth in reasonable detail the calculations required to determine the NITC Collateral Value at the end of such month and (B) a certificate of a responsible officer of any Mexican Finance Affiliate setting forth in reasonable detail the calculations required to determine its Mexican Collateral Value at the end of such month;

     Section 11. Events of Default. Clause (b) of Section 7.01 of the Credit Agreement is amended by deleting the word "or" before subclause (viii) and adding the following two new subclauses:

          (ix) any Mexican Finance Affiliate shall fail to comply with any covenant contained in its Mexican Security Documents comparable to the foregoing; or

          (x) Navistar Transportation shall fail to comply with any covenant contained in subsection (A), (D) or (E) of Section 4 of the NITC Security Agreement;

     Section 12. Deletion of Obsolete Provision. Section 9.08 of the Credit Agreement is amended by deleting clause (v) thereof and moving the word "and" from the end of clause (iv) thereof to the end of clause (iii) thereof.

     Section 13. Amendment of Schedule 2. Schedule 2 to the Credit Agreement is replaced by Schedule 2 to this Amendment.

     Section 14.  Amendment of Quarterly Compliance Certificate. Items (c) and
(d) of Part VII of Exhibit I to the Credit Agreement are deleted and replaced by the following items (c), (d) and (e):

     (c)  The aggregate unpaid principal amount of all
          secured loans to Navistar Transportation pursuant
          to Section 6.19(c)(i)(B)                         $____________

          Maximum permitted amount is $100,000,000.

     (d)  The aggregate unpaid principal amount of all
          loans and advances to Navistar Transportation
          and Navistar International pursuant to Section
          6.19(c)(i)(D)                                    $____________

          Maximum permitted amount is $10,000,000.

     (e) No Unpaid NITC Amount remains unpaid.

     Section 15. Conditions to Effectiveness. This Amendment shall become effective on the date (the "Amendment No. 3 Effective Date") when each of the following conditions has been satisfied or waived:

               (i) the Administrative Agent shall have received from each of Navistar Financial and the Required Banks a counterpart hereof signed by such party or evidence satisfactory to the Administrative Agent that such party has signed a counterpart hereof;

               (ii) the Administrative Agent shall have received certified copies of resolutions of the board of directors of Navistar Financial authorizing the execution, delivery and performance by Navistar Financial of this Amendment;

               (iii) on the Amendment No. 3 Effective Date, (a) the representations and warranties of Navistar Financial contained in the Credit Agreement shall be true as if made on and as of such date; (b) no Default shall have occurred and be continuing and (c) the Administrative Agent shall have received a certificate signed by a Senior Officer to the effect set forth in the foregoing subclauses (a) and (b);

               (iv) the Administrative Agent shall have received a certificate setting forth the name and title of the officer of Navistar Financial who signed this Amendment;

               (v) the Administrative Agent shall have received from William W. Jones, General Counsel of Navistar Financial, an opinion substantially in the form of Exhibit A hereto;

               (vi) the Administrative Agent shall have received for the account of each Bank an amendment fee calculated as provided in a letter dated March 13, 1997 from J.P. Morgan Securities Inc. to Navistar Financial Corporation Banks; and

               (vii) the Administrative Agent shall have received all other documents it may reasonably request relating to the existence of Navistar Financial and the corporate authority for and validity of this Amendment.

          Section 16. Conditions to Including the NITC Asset Base in the Asset Base. The NITC Asset Base shall be zero until the date (the "NITC Inclusion Date") when each of the following conditions has been satisfied or waived:

               (i) the NITC Revolving Note shall have been signed by Navistar Transportation and Navistar Financial and delivered to the Collateral Trustee; the NITC Security Agreement shall have been signed and delivered by Navistar Transportation and Navistar Financial; and all other action reasonably requested by the Administrative Agent to create, preserve, perfect, confirm or validate the Liens granted under the NITC Security Agreement shall have been taken;

               (ii) the Administrative Agent shall have received certified copies of (a) resolutions of the board of directors of Navistar Transportation authorizing the execution, delivery and performance by Navistar Transportation of the NITC Revolving Note and NITC Security Agreement and (b) resolutions of the board of directors of Navistar Financial authorizing the execution, delivery and performance by Navistar Financial of the NITC Revolving Note and NITC Security Agreement;

               (iii) on the NITC Inclusion Date, (a) the representations and warranties of Navistar Financial contained in the Credit Agreement shall be true as if made on and as of such date; (b) no Default shall have occurred and be continuing and (c) the representations and warranties of Navistar Transportation contained in the NITC Revolving Note and NITC Security Agreement shall be true on and as of such date; and the Administrative Agent shall have received (1) a certificate signed by a Senior Officer to the effect set forth in the foregoing subclauses (a) and (b) and to the effect that the condition specified in clause (i) of this Section has been satisfied, and (2) a certificate signed by an officer of Navistar Transportation to the effect set forth in the foregoing subclause (c);

               (iv) the Administrative Agent shall have received (a) a certificate setting forth the name and title of each officer of Navistar Transportation who signed the NITC Revolving Note and NITC Security Agreement and (b) a certificate setting forth the name and title of each officer of Navistar Financial who signed the NITC Revolving Note and NITC Security Agreement;

               (v) the Administrative Agent shall have received from William W. Jones, General Counsel of Navistar Financial, and Robert A. Boardman, General Counsel of Navistar Transportation, opinions substantially in the form of Exhibits B and C hereto, respectively;

               (vi) the Administrative Agent shall have received from Kirkland & Ellis, special counsel for Navistar Financial and Navistar Transportation, an opinion substantially in the form of Exhibit D hereto; and

               (vii) the Administrative Agent shall have received all other documents it may reasonably request relating to the existence of Navistar Transportation and Navistar Financial, the corporate authority for and validity of the NITC Revolving Note and NITC Security Agreement and the creation and perfection of the Lien created under the NITC Security Agreement.

          Section 17. Conditions to Including Mexican Loan Values in Mexican Asset Base. The Mexican Loan Value for any Mexican Finance Affiliate shall be zero until the date (its "Mexican Inclusion Date") when each of the following conditions has been satisfied or waived with respect to such Mexican Finance
Affiliate:

               (i) its Mexican Credit Agreement and the Mexican Security Documents required to be signed at such time under Section 5.2 of its Mexican Credit Agreement shall have been duly signed and delivered by each of the parties thereto and shall be in full force and effect and the Administrative Agent shall have received a fully signed copy of each of the foregoing;

               (ii) the Administrative Agent shall have received certified copies of resolutions of the board of directors of such Mexican Finance Affiliate authorizing the execution, delivery and performance of its Mexican Credit Agreement and Mexican Security Documents;

               (iii) on such Mexican Inclusion Date, (a) the representations and warranties of Navistar Financial contained in the Credit Agreement shall be true as if made on and as of such date; (b) no Default shall have occurred and be continuing and (c) the representations and warranties of such Mexican Finance Affiliate contained in its Mexican Credit Agreement and Mexican Security Documents shall be true as if made on and as of such date; and the Administrative Agent shall have received (1) a certificate signed by a Senior Officer to the effect set forth in the foregoing subclauses (a) and (b) and to the effect that the condition specified in clause (i) of this Section has been satisfied, and (2) a certificate signed by an officer of such Mexican Finance Affiliate to the effect set forth in the foregoing subclause (c);

               (iv) the Administrative Agent shall have received a certificate setting forth the name and title of each officer of such Mexican Finance Affiliate who signed its Mexican Credit Agreement and Mexican Security Documents;

               (v) the Administrative Agent shall have received from Mexican Finance Affiliate Counsel an opinion substantially in the form attached as Exhibit E hereto (with such changes therein as shall be reasonably satisfactory to the Administrative Agent);

               (vi) the Administrative Agent shall have received from Special Mexican Counsel an opinion substantially in the form attached as Exhibit F hereto (with such changes therein as shall be reasonably satisfactory to the Administrative Agent); and

               (vii) the Administrative Agent shall have received all other documents it may reasonably request relating to the existence of such Mexican Finance Affiliate, the corporate authority for and validity of its Mexican Credit Agreement and Mexican Security Documents and the creation and perfection of the Lien created under its Mexican Security Documents.

          Section 18. Additional Exhibits. Exhibits V, W, X and Y to this Amendment are added to the Credit Agreement as Exhibits V, W, X and Y thereto.

          Section 19. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

          Section 20. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                       NAVISTAR FINANCIAL CORPORATION


                                       By ____________________________
                                          Title:



                                       MORGAN GUARANTY TRUST
                                        COMPANY OF NEW YORK


                                       By ____________________________
                                          Title:


                                       BANK OF AMERICA ILLINOIS


                                       By ____________________________
                                          Title:


                                       THE CHASE MANHATTAN BANK


                                       By ____________________________
                                          Title:


                                       THE BANK OF NOVA SCOTIA


                                       By ____________________________
                                          Title:

                         THE BANK OF NEW YORK


                         By____________________________
                           Title:


                         THE FIRST NATIONAL BANK OF
                          CHICAGO


                         By____________________________
                           Title:


                         MELLON BANK, N.A.


                         By____________________________
                           Title:


                         NATIONSBANK, N.A.


                         By____________________________
                           Title:


                         THE NORTHERN TRUST COMPANY


                         By____________________________
                           Title:


                         ROYAL BANK OF CANADA


                         By____________________________
                           Title:

                         BANK OF MONTREAL


                         By____________________________
                           Title:


                         CREDIT SUISSE FIRST BOSTON


                         By____________________________
                           Title:


                         By____________________________
                           Title:


                         THE FUJI BANK, LIMITED


                         By____________________________
                           Title:


                         SWISS BANK CORPORATION,
                          NEW YORK BRANCH


                         By____________________________
                           Title:


                         By____________________________
                           Title:



                         BAYERISCHE VEREINSBANK A.G.


                         By____________________________
                           Title:

                         By____________________________
                           Title:

                         THE YASUDA TRUST AND BANKING
                          CO., LTD.


                         By____________________________
                           Title:


                         UNION BANK OF CALIFORNIA, N.A.


                         By____________________________
                           Title:


                         CREDIT LYONNAIS CHICAGO BRANCH


                         By____________________________
                           Title:


                         THE MITSUBISHI TRUST AND
                          BANKING CORPORATION


                         By____________________________
                           Title:

                                                                      SCHEDULE 2


                            ASSET BASE CALCULATION

     The "Asset Base" as of any date means the sum of (i) the NFC Asset Base,
(ii) the NITC Asset Base, (iii) the Mexican Affiliate Asset Base and (iv) the Subsidiary Asset Base, all determined as of such date.

     "NFC Asset Base" as of any date means the sum of the following determined without duplication as of such date:

(i) 100% of the aggregate book value of all Eligible Marketable Securities (excluding any commercial paper issued by the ABCP Trust that is owned by Navistar Financial for more than five Domestic Business Days);

(ii) 95% of an amount equal to the aggregate unpaid principal balance, net of unearned finance income, of all Eligible Adjusted Retail Notes and Eligible Retail Accounts;

(iii)   95% of the aggregate amount of all Qualifying Proceeds;

(iv) 90% of the aggregate unpaid principal balance, net of unearned finance income, of all (A) Eligible Wholesale Notes that are secured by valid, perfected, first priority security interests in the vehicles financed by such Wholesale Notes, (B) Eligible Wholesale Accounts and (C) Eligible Dealer's Equipment Notes;

(v) 90% of the lesser of (A) the aggregate unpaid principal balance, net of unearned finance income, of all Eligible Wholesale Notes not included under clause (iv)(A) of this definition and (B) $10,000,000;

(vi) 90% of the lesser of (A) the aggregate unpaid principal amount, net of unearned finance income, of all Eligible Capital Loans to Dealers and
        (B) $50,000,000;

(vii) 75% of the amount, if any, by which the aggregate unpaid principal amount, net of unearned finance income, of all Eligible Capital Loans to Dealers exceeds $50,000,000; and

(viii) 60% of the aggregate net book value of all Qualifying Repossessed Equipment owned by Navistar Financial.

The NFC Asset Base shall not include notes or other receivables payable to Navistar

Financial by any of its Subsidiaries, NITC or any Mexican Finance Affiliate.

     "NITC Asset Base" means, as of any date, the smallest of (a) the NITC Revolving Loan Amount, (b) the NITC Collateral Value and (c) $100,000,000, provided that the NITC Asset Base shall be zero (i) until all the conditions set forth in Section 16 of Amendment No. 3 are satisfied and (ii) at any time when an "Event of Default" (as such term is defined in the NITC Revolving Note) shall have occurred and be continuing.

     "Mexican Affiliate Asset Base" means, as of any date, the lesser of (a) $50,000,000 and (b) the sum of the Mexican Loan Values for all Mexican Finance Affiliates, provided that if (i) any Mexican exchange control laws are in effect that would prevent any Mexican Finance Affiliate from repaying all loans included in its Mexican Loan Amount to Navistar Financial in the United States, in the currency in which such loans are denominated, within a period of five Domestic Business Days after demand and (ii) the Required Banks notify the Administrative Agent and Navistar Financial that the Mexican Affiliate Asset Base should be reduced to a specified level (which may be zero) for a specified period of time or until further notice (in neither case to exceed the period for which such exchange control laws remain in effect), the Mexican Affiliate Asset Base shall be so reduced 30 days after Navistar Financial receives such notice.

     "Subsidiary Asset Base" means as of any date the sum of the Subsidiary Amounts for each of Harco Leasing, Navistar Leasing, NFSC, Harco Insurance, NFRRC and TRIP as of such date.

     "Subsidiary Amount" with respect to any Subsidiary of Navistar Financial as of any date means the lesser of (x) 95% of all Secured Intercompany Payables owing by such Subsidiary to Navistar Financial and (y) the Subsidiary Collateral Amount for such Subsidiary, in each case determined as of such date.

     "Subsidiary Collateral Amount" with respect to any Subsidiary of Navistar Financial as of any date means an amount not less than zero equal to (i) the Subsidiary Asset Amount for such Subsidiary, minus (ii) the Subsidiary Liability Amount for such Subsidiary.

     "Subsidiary Asset Amount" as of any date means:

     (i)  with respect to Harco Leasing, the sum, without duplication, of

          (A) 85% of the aggregate unpaid balance, net of unearned finance income, of all Eligible Lease Receivables,

          (B) 85% of the aggregate net book value of all Eligible Investments in Leases, and

          (C) 30% of the sum of (x) the aggregate amount of all cash and (y) the aggregate book value of all marketable securities held in the Harco Leasing Spread Accounts, to the extent that Navistar Financial's interest therein is Eligible, all determined as of such date;

   (ii)   with respect to Navistar Leasing, the sum, without duplication, of

          (A) 85% of the aggregate unpaid balance, net of unearned finance income, of all Eligible Lease Receivables,

          (B) 85% of the aggregate net book value of all Eligible Investments in Leases, and

          (C) 30% of the sum of (x) the aggregate amount of all cash and (y) the aggregate book value of all marketable securities held in the Navistar Leasing Spread Accounts, to the extent that Navistar Financial's interest therein is Eligible, all determined as of such date; provided that, on and after the tenth Domestic Business Day after Navistar Financial receives a notice from the Administrative Agent stating that the Required Banks have determined that the assets of Navistar Leasing shall thereafter be excluded from its Subsidiary Asset Amount, until the date, if any, as of which such notice is revoked by the Administrative Agent with the consent of the Required Banks, the Subsidiary Asset Amount with respect to Navistar Leasing shall be zero;

   (iii)  with respect to NFSC, the sum of

          (A) 90% of the aggregate unpaid principal balance, net of unearned finance income, of all Wholesale Notes that are held by the 1990 Dealer Note Trust or the Master Dealer Note Trust and are secured by valid, perfected, first priority security interests in the vehicles financed by such Wholesale Notes;

          (B) 100% of the sum of (x) the aggregate amount of all cash and (y) the aggregate book value of all marketable securities held by the 1990 Dealer Note Trust or the Master Dealer Note Trust for the purpose of maintaining a required minimum level of assets in either such trust, and

          (C) 30% of the sum of (x) the aggregate amount of all cash and (y) the aggregate book value of all marketable securities held in the NFSC Spread Accounts,

           all determined as of such date; provided in each of the foregoing cases that NFSC's interests in the 1990 Dealer Note Trust or the Master Dealer Note Trust, as the case may be, are Eligible;

     (iv) with respect to Harco Insurance, 80% of the aggregate book value of all marketable securities on deposit in the Harco Collateral Account (as defined in the Harco Insurance Security Agreement) as of such date;

     (v) with respect to NFRRC, 30% of the NFRRC Residual Interest, to the extent Eligible, determined as of such date; and

     (vi)  with respect to TRIP, the sum of

           (A) 30% of the TRIP Holdback, to the extent Eligible,

           (B) 95% of the aggregate unpaid principal balance, net of unearned finance income, of all Eligible Adjusted Retail Notes, and

           (C) 85% of the sum, without duplication, of (x) the aggregate unpaid balance, net of unearned finance income, of all Eligible Lease Receivables and (y) the aggregate net book value of all Eligible Investments in Leases, all determined as of such date.

     "Subsidiary Liability Amount" means, with respect to any Subsidiary of Navistar Financial as of any date, 100% of the aggregate principal or face amount of all liabilities (except contingent liabilities) of such Subsidiary to any Person other than Navistar Financial as of such date, except any such liabilities as to which recourse is expressly limited to assets of such Subsidiary other than the assets included in determining its "Subsidiary Asset Amount" as of such date; provided that:

     (i) the Subsidiary Liability Amount for Harco Insurance as of any date will be deemed to be zero;

     (ii) the Subsidiary Liability Amount for TRIP as of any date shall be reduced by the amount of the TRIP Residual Interest at such date;

     (iii) the Subsidiary Liability Amount for NFSC as of any date shall (A) include the net invested amount of all investor certificates issued by the 1990 Dealer Note Trust and the Master Dealer Note Trust and
           (B) be reduced by
           the amount of cash and marketable securities (valued at book value) on deposit in the NFSC Principal Accounts at such date for the purpose of making principal distributions to investors in the 1990 Dealer Note Trust or the Master Dealer Note Trust;

     (iv) the Subsidiary Liability Amount for Harco Leasing or Navistar Leasing, as applicable, shall be reduced by the amount of cash and marketable securities (valued at book value) held by or on behalf of the lessor in any Permitted Sale/Leaseback Transaction pending application of such amount to pay the Principal Portion (as defined in the definition of "Specified Lease Obligation" in Section 1.01) of scheduled rental payments thereunder; and

     (v) if Harco Leasing or Navistar Leasing, as the case may be, is a lessee in any Permitted Sale-Leaseback Transaction as to which recourse for its liabilities thereunder is not expressly limited to those assets which are excluded in the determination of the Subsidiary Asset Amount for such Person, the lease obligations of such Person in respect of such Permitted Sale-Leaseback Transaction will be included in the Subsidiary Liability Amount for such Person (whether or not such obligations would be classified as a liability in accordance with generally accepted accounting principles applied in accordance with Section 1.02(a) of the Agreement) in an amount equal to the excess (if any) of (x) the outstanding principal amount of Capitalized Lease Obligations or Specified Lease Obligations, as the case may be, of such Person in respect of such Permitted Sale-Leaseback Transaction over (y) the amount that would have been included in the Subsidiary Asset Amount for such Person with respect to the assets sold, pledged, assigned or otherwise transferred in such Permitted Sale-Leaseback Transaction if, but for such sale, pledge, assignment or other transfer thereof, such assets would have been "Eligible" for purposes of the Subsidiary Asset Amount for such Person, in each case as of such date.

                                  __________

                             Additional Definitions

     For purposes of the foregoing, the following terms have the following respective meanings:

     "Adjusted Retail Notes" means all assets of the types classified under the subheading "Truck" under the heading "Retail notes and lease financing" in Note 5 to the Base Consolidated Financials except (i) Lease Receivables, (ii) Dealer's Equipment Notes and (iii) Capital Loans to Dealers.

     "Base Consolidating Financials" means the consolidating statement of financial condition of Navistar Financial and its then Consolidated Subsidiaries as of July 31, 1994 and the related consolidating statement of income and retained earnings for the Fiscal Quarter then ended and for the portion of the Fiscal Year then ended, in each case in the form delivered to the Banks before November 3, 1994.

     "Dealcor Subsidiary" means a corporation established through Navistar Transportation's franchise investment department, all or a portion of the voting stock of which is owned by Navistar Transportation and which (i) is a party to a NITC Sales/Maintenance Agreement (as defined in the Master Intercompany Agreement), (ii) has wholesale financing privileges with Navistar Transportation with the credit approval of Navistar Financial and (iii) has a retail financing arrangement with Navistar Financial.

     "Eligible" means with respect to any type of asset on any date

     (i) for purposes of determining the NFC Asset Base, any asset of such type (A) that is owned by Navistar Financial on such date and (B) in which the Collateral Trustee, for the benefit of the Secured Parties, has a valid, perfected security interest, subject to no other Lien except as permitted under Section 6.16(c);

     (ii) for purposes of determining the Subsidiary Asset Amount with respect to any Subsidiary of Navistar Financial, any asset of such type (A) which is owned (beneficially or otherwise) by such Subsidiary on such date, (B) in which Navistar Financial has a valid, perfected security interest (subject to no other Lien except as permitted under Sections 6.16(c), 6.16(a)(vi)(C) and (D) and 6.16(a)(viii)) securing one or more obligations of such Subsidiary owed to Navistar Financial and
           (C) with respect to which the Collateral Trustee, for the benefit of the Secured Parties, has a valid, perfected security interest in the obligations of such Subsidiary that are secured by such asset, subject to no other Lien except as permitted under Section 6.16(c);

     (iii) for purposes of determining the NITC Asset Base, any asset of such type

          (A) that is owned (beneficially or otherwise) by Navistar Transportation on such date, (B) in which Navistar Financial has a valid, perfected security interest (subject to no other Lien except as permitted in Sections 6.16(c) and 6.16(a)(viii)) securing Debt of Navistar Transportation owed to Navistar Financial and (C) with respect to which the Collateral Trustee, for the benefit of the Secured Parties, has a valid, perfected security interest in the Debt of Navistar Transportation that is secured by such asset, subject to no other Lien except as permitted under Section 6.16(c); and

     (iv) for purposes of determining the Mexican Affiliate Asset Base, any asset of such type (A) which is owned (beneficially or otherwise) by a Mexican Finance Affiliate on such date, (B) in which Navistar Financial (or a Qualified Mexican Trust Institution acting on its behalf) has a valid, perfected security interest (subject to no other Lien except as permitted in Sections 6.16(c) and 6.16(a)(viii)) securing Debt of such Mexican Finance Affiliate owed to Navistar Financial and (C) with respect to which the Collateral Trustee, for the benefit of the Secured Parties, has a valid, perfected security interest in the Debt of such Mexican Finance Affiliate that is secured by such asset, subject to no other lien except as permitted under
          Section 6.16(c);

provided that, for purposes of any determination of the NFC Asset Base or the Subsidiary Asset Amount with respect to any Subsidiary of Navistar Financial,
(A) an asset will be classified as a certain "type" of asset on a basis consistent with the Base Consolidating Financials and (B) no Receivable (or interest therein or right to receive income therefrom) shall be deemed "Eligible" unless (1) the obligor in respect of such Receivable is a Person other than Navistar International, Navistar Transportation or any of their respective Subsidiaries (except any Dealcor Subsidiary) and (2) such Receivable
(x) arises out of the sale, distribution, lease or rental of one or more trucks, buses, trailers or related parts and equipment or any refinancing of any Receivable arising out of any of the foregoing or (y) constitutes a Capital Loan to Dealer or a loan evidenced by a Dealer's Equipment Note; and provided, further, that, for purposes of any determination of the Subsidiary Asset Amount with respect to Harco Leasing or Navistar Leasing, as the case may be, no asset constituting a "Lease Receivable" or "Investment in Leases" which has been sold, pledged, assigned or otherwise transferred, in whole or in part, pursuant to a Permitted Sale-Leaseback Transaction shall be deemed to be "Eligible".

     "Financial Agreement" means any financial lease, operating lease, conditional sale agreement, installment sale agreement or other agreement entered into by a Mexican Finance Affiliate for the purpose of financing the acquisition or leasing by another Person of one or more trucks, buses, trailers or related parts and equipment in Mexico or refinancing any such lease or agreement.

     "Harco Leasing Spread Account" means, as of any date, any spread account established and maintained by Harco Leasing in connection with a Permitted Sale-Leaseback Transaction.

     "Investments in Leases" means all assets of the types classified under the heading "Equipment on Operating Leases, Net" on the statement of consolidated financial condition included in the Base Consolidated Financials.

     "Lease Receivables" means all lease receivables of the types classified under the subheading "Truck" under the heading "Retail notes and lease financing" in Note 5 to the Base Consolidated Financials.

     "Master Dealer Note Trust" means the Navistar Financial Master Dealer Note Trust established pursuant to the Pooling and Servicing Agreement dated as of June 8, 1995 among NFSC, as Seller, Navistar Financial, as Servicer, The Chase Manhattan Bank, as 1990 Trust Trustee, and The Bank of New York, as Master Trust Trustee, as amended and in effect from time to time.

     "Mexican Affiliate Liability Amount" means, with respect to any Mexican Finance Affiliate as of any Monthly Valuation Date, 100% of the aggregate principal or face amount of all Debt of such Mexican Finance Affiliate, calculated after excluding (i) its Mexican Loan Amount, (ii) any unsecured Debt owing to Navistar International and its Subsidiaries, (iii) any Debt that is included in Third Party Senior Obligations for purposes of Section 6.10 of the Credit Agreement by reason of being guaranteed by Navistar Financial and (iv) any Debt as to which recourse is expressly limited to assets of such Mexican Finance Affiliate other than the assets included in determining its Mexican Collateral Value as of such date.

     "Mexican Collateral Value" means, with respect to any Mexican Finance Affiliate as of any date, an amount equal to (a) the sum of (i) 60% of the aggregate unpaid balance, net of unearned finance income, of Eligible Mexican Retail Receivables owing to it by Mexican obligors (excluding those referred to in clause (iv) below), (ii) 60% of the aggregate net book value of its Eligible Investments in Leases, (iii) 55% of the aggregate unpaid balance, net of unearned finance income, of Eligible Mexican Wholesale Receivables owing to it by Mexican dealers (excluding those referred to in clause (v) below), (iv) 95% of the aggregate unpaid balance, net of unearned finance income, of Eligible Mexican Retail Receivables owing to it that are denominated in Dollars and owing by or guaranteed by United States obligors and (v) 90% of the aggregate unpaid balance, net of unearned finance income, of Eligible Mexican Wholesale Receivables owing to it that are denominated in Dollars and owing by or guaranteed by United States obligors minus (b) its Mexican Affiliate Liability Amount, all determined as of the most recent Monthly Valuation Date and expressed in Dollars after converting amounts denominated in Mexican pesos to Dollars at the Spot Exchange Rate for such Monthly Valuation Date.

     "Mexican Credit Agreement" means a revolving credit agreement between Navistar Financial, as lender, and a Mexican Finance Affiliate, as borrower, substantially in the form of Exhibit V to the Agreement (with such changes therein as shall be reasonably satisfactory to the Administrative Agent), as such revolving credit agreement may be amended from time to time as permitted by
Section 6.18.

     "Mexican Loan Amount" means, with respect to any Mexican Finance Affiliate as of any date, the aggregate outstanding principal amount of Navistar Financial's loans to such Mexican Finance Affiliate that are secured under its Mexican Security Documents. Such Mexican Loan Amount shall be expressed in Dollars after converting amounts denominated in Mexican pesos to Dollars at the Spot Exchange Rate for the most recent Monthly Valuation Date.

     "Mexican Loan Value" means, with respect to any Mexican Finance Affiliate as of any date, the lesser of (x) 95% of its Mexican Loan Amount and (y) its Mexican Collateral Value; provided that (i) the Mexican Loan Value for any Mexican Finance Affiliate shall be zero until all the conditions set forth in
Section 17 of Amendment No. 3 are satisfied with respect to such Mexican Finance Affiliate and (ii) the Mexican Loan Value for any Mexican Finance Affiliate shall be reduced to zero (A) if and when provided in Section 6.14(c) or in the proviso to Section 6.18(e) or (B) if an "Event of Default" (as such term is defined in its Mexican Credit Agreement) occurs and is continuing.

     "Mexican Security Document" means a document which creates a perfected security interest in one or more assets of a Mexican Finance Affiliate to secure its obligations to Navistar Financial (and, with Navistar Financial's consent, to secure other Debt of such Mexican Finance Affiliate), substantially in the applicable form included in Exhibit W to the Agreement, in each case as such document may be amended or supplemented from time to time as permitted by
Section 6.18; provided in each case that Mexican Finance Affiliate Counsel and Special Mexican Counsel shall have delivered, at the time such document is executed, opinions substantially in the forms attached as Exhibits E and F to Amendment No. 3 respectively (with such changes therein as shall be reasonably satisfactory to the Administrative Agent), with respect to such document.

     "Monthly Valuation Date" means the last day of each month (at the close of business if such day is a business day).

     "Navistar Leasing Spread Account" means any spread account established and maintained by Navistar Leasing in connection with a Permitted Sale-Leaseback Transaction.

     "NFRRC Residual Interest" means as of any date the sum, without duplication, of (i) the sum of (x) the aggregate amount of all cash and (y) the aggregate book value of all marketable securities, in each case on deposit in any reserve or spread account established and maintained by NFRRC for purposes of credit enhancement in connection with a sale of Receivables, rights to receive income therefrom or undivided interests therein pursuant to any Permitted Receivables Document, (ii) the aggregate book value of NFRRC's interests in each owner or grantor trust (except any trust that is a member of the ERISA Group), established and maintained in connection with a sale of Receivables, rights to receive income therefrom or undivided interests therein pursuant to a Permitted Receivables Document and (iii) the aggregate amount of the deferred purchase price or holdback arising out of any sale of Receivables, rights to receive income therefrom or undivided interests therein pursuant to any Permitted Receivables Document.

     "NFSC Principal Accounts" means (i) the "Certificate Principal Account" established and maintained pursuant to the 1990 NFSC Pooling and Servicing Agreement and (ii) any principal account established and maintained for purposes of making principal distributions by the Master Dealer Note Trust to investors.

     "NFSC Spread Accounts" means (i) the "Spread Account" established and maintained pursuant to the 1990 NFSC Pooling and Servicing Agreement and (ii) any reserve or spread account established and maintained for purposes of credit enhancement by the Master Dealer Note Trust in connection with the issuance of the variable funding certificate by the Master Dealer Note Trust or any sale of Wholesale Receivables to the Master Dealer Note Trust.

     "1990 Dealer Note Trust" means the 1990 Dealer Note Trust created pursuant to the 1990 NFSC Pooling and Servicing Agreement.

     "1990 NFSC Pooling and Servicing Agreement" means the Pooling and Servicing Agreement dated as of December 1, 1990 among Navistar Financial, as Servicer, NFSC, as Seller and Chemical Bank, as Trustee, as amended and in effect from time to time.

     "NITC Collateral Value" means the sum of (i) NITC Parts Collateral Value,
(ii) NITC New Truck Collateral Value and (iii) NITC Used Truck Collateral Value.

     "NITC New Truck Collateral Value" means, as of any date, an amount equal to the lesser of (a) $45,000,000 and (b) 75% of the book value of Navistar Transportation's Eligible U.S. new truck inventory (i.e., completed trucks held for sale prior to being invoiced to a customer) determined as of the most recent Monthly Valuation Date in accordance with Navistar Transportation's accounting practices (which shall be in accordance with generally accepted accounting principles as in effect on the date of such determination).

     "NITC Parts Collateral Value" means, as of any date, an amount equal to 75% of the book value of Navistar Transportation's Eligible U.S. service parts inventory determined as of the most recent Monthly Valuation Date in accordance with Navistar Transportation's accounting practices (which shall be in accordance with generally accepted accounting principles as in effect on the date of such determination); provided that such Eligible U.S. service parts inventory shall not include:

          (i)   U.S. service parts located at Marshfield, Missouri;

          (ii) parts of the types classified at October 31, 1996 as "Transmissions and Undercarriages" to the extent that the book value thereof exceeds 1/4 of the book value of all parts of such types sold by Navistar Transportation during the twelve months ended at such Monthly Valuation Date;

          (iii) parts of the types classified at October 31, 1996 as "Cab, Electrical, Accessories & Maintenance" to the extent that the book value thereof exceeds 1/3 of the book value of all parts of such types sold by Navistar Transportation during the twelve months ended at such Monthly Valuation Date;

          (iv) parts of the types classified at October 31, 1996 as "Engine" to the extent that the book value thereof exceeds 2/9 of the book value of all parts of such types sold by Navistar Transportation during the twelve months ended at such Monthly Valuation Date; and

          (v) parts of the types classified at October 31, 1996 as "Support Operations" to the extent that the book value thereof exceeds 5/9 of the book value of all parts of such types sold by Navistar Transportation during the twelve months ended at such Monthly Valuation Date;

     "NITC Revolving Loan Amount" means, as of any date, the aggregate outstanding principal amount of Navistar Financial's loans to Navistar Transportation that are secured under the NITC Security Agreement.

     "NITC Used Truck Collateral Value" means, as of any date, an amount equal to the lesser of (a) $55,000,000 and (b) 65% of the book value of Navistar Transportation's Eligible U.S. used truck inventory determined as of the most recent Monthly Valuation Date in accordance with Navistar Transportation's accounting practices (which shall be in accordance with generally accepted accounting principles as in effect on the date of such determination); provided that NITC Used Truck Collateral Value shall not include any amount with respect to trucks held in inventory for more than 180 days.

     "Qualified Mexican Trust Institution" means a Mexican entity authorized by the Mexican Ministry of Finance and Public Credit to act as a multiple banking institution (institucion de banca multiple) that is (i) selected by Navistar Financial and a Mexican Finance Affiliate to act as trustee under a Mexican Security Document and (ii) maintains branches in substantially all the cities in Mexico where such Mexican Finance Affiliate's customers are located.

     "Qualifying Proceeds" means all payments in respect of Wholesale Receivables or Retail Receivables constituting identifiable Proceeds (as defined in the NFC Security Agreement) on deposit in any Lock-box Account, Collection Account or Suspense Account (in each case, as defined in the NFC Security Agreement) in accordance with the provisions of the NFC Security Agreement for not more than two Domestic Business Days.

     "Qualifying Repossessed Equipment" means all assets of the type classified under the heading "Repossessions" on the statement of consolidated financial condition included in the Base Consolidated Financials, as to which all actions required to be taken under the NFC Security Agreement, or reasonably requested by the Collateral Trustee, in order to create, preserve, perfect, confirm or validate the Collateral Trustee's Lien thereon, for the benefit of the Secured Parties, shall have been taken.

     "Secured Intercompany Payables" means, with respect to each Subsidiary of Navistar Financial that is from time to time a party to an Intercompany Security Agreement, the principal or face amount of all obligations payable by such Subsidiary to Navistar Financial that are secured under such Intercompany Security Agreement.

     "Spot Exchange Rate" means, for any Monthly Valuation Date, the spot exchange selling rate for Mexican pesos published in The Wall Street Journal on the first Domestic Business Day of the following month.

     "TRIP Holdback" means as of any date the aggregate Reserved Purchase Price (as defined in the MBD Receivables Purchase Agreement) as of such date with respect to all Receivables sold to the purchasers on or before such date.

     "TRIP Residual Interest" means the sum of (i) the aggregate book value of TRIP's interests in each reserve or spread account established and maintained for purposes of credit enhancement under the ABCP Trust and (ii) the amount of cash and marketable securities (valued at book value) held in any account under the ABCP Trust for the purpose of making principal payments.